UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10804	98-0191089
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.       Other Events.

On XL Capital Ltd’s (the “Registrant”) second quarter earnings conference call held on July 28, 2008, Michael S. McGavick, the Registrant’s Chief Executive Officer, stated that 13 counterparties, representing a substantial majority of Security Capital Assurance Ltd’s (“SCA”) total notional amount of asset-backed security collateralized debt obligation (“ABS CDO”) exposure (exclusive of SCA’s Merrill Lynch ABS CDO exposure) and approximately 97% of the total notional amount of ABS CDOs written by SCA prior to its initial public offering, have become parties to the Master Commutation, Release and Restructuring Agreement (the “Master Agreement”), dated as of July 28, 2008, by and among the Registrant, XL Insurance (Bermuda) Ltd, XL Reinsurance America Inc., X.L. Global Services, Inc., XL Services (Bermuda) Ltd and X.L. America, Inc. and SCA and certain of SCA’s subsidiaries. As previously disclosed, additional counterparties may become parties to the Master Agreement up to and including the closing under the Master Agreement.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2008

XL CAPITAL LTD
(Registrant)

By:	/s/ Kirstin Romann Gould
	Name:	Kirstin Romann Gould
	Title:	General Counsel and Secretary